Exhibit 10.1

AMENDMENT NO. 5
TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
Amendment No. 5 to Second Amended and Restated Master Repurchase Agreement, dated as of October 24, 2022 (this “Amendment”), between WEBSTER BANK, N.A. (successor by merger to Sterling National Bank) (the “Buyer”) and M/I FINANCIAL, LLC (the “Seller”).
RECITALS
The Buyer and the Seller are parties to that certain Second Amended and Restated Master Repurchase Agreement, dated as of October 30, 2017 (as amended by that certain Amendment No. 1 to Second Amended and Restated Master Repurchase Agreement, dated as of October 29, 2018, Amendment No. 2 to Second Amended and Restated Master Repurchase Agreement, dated as of October 28, 2019, Amendment No. 3 to Second Amended and Restated Master Repurchase Agreement, dated as of October 26, 2020, and Amendment No. 4 to Second Amended and Restated Master Repurchase Agreement, dated as of October 25, 2021, each by and between the Buyer and the Seller, and this Amendment, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.
The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.
Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:
SECTION 1.Buyer Name Change. Buyer has informed Seller that effective as of February 1, 2022, Sterling National Bank merged into and became part of Webster Bank, N.A. (the “Name Change”). Accordingly, the Existing Repurchase Agreement is hereby amended by deleting any and all references to “Sterling National Bank” and replacing them with “Webster Bank, N.A.”.
SECTION 2.Requirements of Law. Section 6 of the Existing Repurchase Agreement is hereby amended by:
2.1deleting subsection (a)(ii) thereof in its entirety and replacing it with the following:
(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the Index Rate hereunder;
2.2deleting subsection (c) thereof in its entirety and replacing it with the following:
(c) Upon the occurrence of an Index Rate Transition Event, the Buyer and the Seller shall endeavor to amend this Agreement to replace the Index Rate with a Successor

Rate. The Buyer will promptly notify the Seller in writing of any occurrence of an Index Rate Transition Event. Following an Index Rate Transition Event and until this Agreement has been amended to replace the Index Rate with a Successor Rate in accordance with the terms hereof, the Pricing Rate shall be a rate per annum equal to the greater of (a) the Prime Rate and (b) the Pricing Floor (any such rate, a “Successor Rate”).
2.3adding the following new subsection (d) to the end thereof:
(d) To the extent Buyer implements Successor Rate Conforming Changes, it will promptly notify Seller Parties of the effectiveness of any such changes. The adoption of Successor Rate Conforming Changes shall be made by Buyer in a manner substantially consistent with market practice with respect to similarly situated counterparties with substantially similar assets in similar facilities and any such Successor Rate Conforming Changes will become effective without any further action or consent of Seller Parties to this Agreement or the other Program Documents.
SECTION 3.Indemnification and Expenses; Recourse. Section 15(a) of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
(a)     Each Seller Party agrees to hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Agreement, any other Program Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Program Document or any transaction contemplated hereby or thereby (including, without limitation, (i) any such liabilities, losses, damages, judgments, costs and expenses arising from any acts or omissions of such party and (ii) any wire fraud or data or systems intrusions which causes Buyer to suffer any such liability, loss, damage, judgment, cost and/or expense), that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Seller Party agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Mortgage Loans relating to or arising out of any taxes incurred or assessed in connection with the ownership of the Mortgage Loans, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, each Seller Party will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by a Seller Party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from a Seller Party. Each Seller Party also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement, any other Program Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.

SECTION 4.Miscellaneous. Section 34(a) of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
(a)     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in a Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Agreement. The parties agree that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign, the UETA and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.
SECTION 5.Schedule of Defined Terms. Schedule 1 of the Existing Repurchase Agreement is hereby amended by:
5.1deleting the definitions of “Buyer”, “MERS System” and “Mortgage Loan” in their entirety and replacing them with the following, respectively:
“Buyer” shall mean Webster Bank, N.A., its successors in interest and permitted assigns and, with respect to Section 7, its participants.
“MERS System” shall mean the mortgage electronic registry system operated by MERS that tracks changes in Mortgage ownership, mortgage servicers and servicing rights ownership.
“Mortgage Loan” shall mean any first lien, one-to-four-family residential mortgage loan evidenced by a Mortgage Note and secured by a Mortgage, which Mortgage Loan is subject to a Transaction hereunder, which in no event shall include any mortgage loan which (a) is subject to Section 1026.32 of Regulation Z or any similar state Requirement of Law (relating to high interest rate credit/lending transactions), (b) includes any single premium credit, life or accident and health insurance or disability insurance, or (c) is a High Cost Mortgage Loan.
5.2adding the following new definitions in their proper alphabetical order:
“Pricing Floor” shall have the meaning set forth in the Schedule of Facility Information
“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor of any of the foregoing.

“Successor Rate” shall have the meaning specified in Section 6(c) of the Agreement.
“Successor Rate Conforming Changes” shall mean with respect to any proposed Successor Rate, any technical, administrative or operational change (including any change to the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Buyer reasonably determines may be appropriate to reflect the adoption and implementation of such Successor Rate and to permit the administration thereof by the Buyer in a manner substantially consistent with market practice (or, if the Buyer decides that adoption of any portion of such market practice is not administratively feasible or if the Buyer determines that no market practice for the administration of such Successor Rate exists, in such other manner of administration as the Buyer reasonably determines is reasonably necessary in connection with the administration of this Agreement or any other Program Document).
“UETA” shall mean the Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999.
5.3deleting the definition of “LIBOR Rate” and any and all references thereto in their entirety.
SECTION 6.Termination Date. Section 4 of Schedule 2 to the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
Termination Date. The Termination Date shall mean October 23, 2023, or such other date declared by either Seller or Buyer as contemplated below, or such date as determined by Buyer pursuant to its rights and remedies under the Agreement.
SECTION 7.Price Differential; Pricing Rate; Post-Default Rate. Section 6 of Schedule 2 to the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
“Post-Default Rate” shall mean a rate equal to the sum of (a) the Pricing Rate plus (b) three percent (3.00%).
The “Pricing Rate” shall be a rate per annum equal to the greater of (a) the sum of (i) the Index Rate plus (ii) the Pricing Spread and (b) the Pricing Floor. Buyer’s calculations with respect thereto shall be conclusive absent manifest error.
The “Pricing Spread” shall equal:
(a)with respect to Transactions the subject of which are Mortgage Loans which are Conforming Mortgage Loans, Agency High Balance Mortgage Loans, Jumbo Mortgage Loans and Exception Mortgage Loans, 1.50%; or
(b)with respect to Transactions the subject of which are Mortgage Loans which are Aged Mortgage Loans, 2.00%.

The “Pricing Floor” shall equal:
(a)with respect to Transactions the subject of which are Mortgage Loans which are Conforming Mortgage Loans, Agency High Balance Mortgage Loans, Jumbo Mortgage Loans and Exception Mortgage Loans, 2.375%; or
(b)with respect to Transactions the subject of which are Mortgage Loans which are Aged Mortgage Loans, 2.75%.
The “Index Rate” shall equal the greater of (a) (i) One-Month Term SOFR or (ii) a Successor Rate and (b) 0%.
An “Index Rate Transition Event” shall mean the date that the Index Rate has either permanently or indefinitely ceased to be provided by the administrator of the Index Rate or that has been announced by the Relevant Governmental Body or a Governmental Authority having jurisdiction over Buyer pursuant to a public statement or publication of information after which the Index Rate shall no longer be made available or used for determining an interest rate of loans.
“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).
“One-Month Term SOFR” shall mean, with respect to each day or any portion thereof (an “Accrual Day”), the rate per annum determined by Buyer as the forward-looking one-month term rate based on SOFR, as published by the CME Term SOFR Administrator at approximately 5:00 a.m., Chicago time, two (2) U.S. Government Securities Business Days prior to such Accrual Day. Any change in One-Month Term SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Seller.
The “Prime Rate” shall mean, as of any date of determination, the per annum rate of interest last published by the Wall Street Journal as the consensus prime rate among large banks, which Prime Rate shall change simultaneously with any change in such announced rate.
“SOFR” shall mean a rate per annum equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on its website.
SECTION 8.Certain Financial Condition Covenants. Section 7 of Schedule 2 to the Existing Repurchase Agreement is hereby amended by deleting paragraphs (a), (c), (d) and (g) in their entirety and replacing them with the following, respectively:
(a)    Maintenance of Tangible Net Worth plus Subordinated Debt. The Seller shall maintain a Tangible Net Worth plus Subordinated Debt of not less than $20,000,000.
(c)    Maintenance of Ratio of Indebtedness less Subordinated Debt§ to Tangible Net Worth* plus Subordinated Debt§. The Seller shall maintain the ratio of (a) Indebtedness less Subordinated Debt§ to (b) Tangible Net Worth* plus Subordinated Debt§ no greater than 12:1.

(d)    Maintenance of Profitability. Seller shall not permit, for any Test Period, Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00. “Test Period” shall mean any calendar year.
(g)    Maintenance of Liquidity. The Seller shall ensure that, as of the end of each calendar month, it has Liquidity of an amount not less than $10,000,000.
SECTION 9.Warehouse and Other Fees. Section 12 of Schedule 2 to the Existing Repurchase Agreement is hereby amended by deleting paragraph (a) and in its entirety and replacing it with the following:
(a)    Commitment Fee. Seller shall pay to Buyer in immediately available funds, earned on October 24, 2022 (the “Fifth Amendment Effective Date”), a non-refundable Commitment Fee equal to 0.20% multiplied by the Maximum Purchase Price. The Commitment Fee shall be paid in twelve equal installments, which amounts shall be paid monthly starting on the Fifth Amendment Effective Date, and thereafter on each Payment Date commencing with the Payment Date beginning in November 2022.
SECTION 10.Form of Compliance Certificate. Exhibit F to the Existing Repurchase Agreement is hereby amended by deleting such exhibit in its entirety and replacing it with Annex A hereto.
SECTION 11.Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:
11.1Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:
(a)this Amendment, executed and delivered by the duly authorized officers of the Buyer and the Seller;
(b)Amendment No. 1 to Electronic Tracking Agreement, among Buyer, Seller, MERSCORP Holdings, Inc. and Mortgage Electronic Registration Systems, Inc.; and
(c)such other documents as the Buyer or counsel to the Buyer may reasonably request.
SECTION 12.Representations and Warranties. Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Default or Event of Default has occurred and is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Existing Repurchase Agreement.
SECTION 13.Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.
SECTION 14.Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, the Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999 and any applicable state law.  Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.
SECTION 15.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
SECTION 16.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.
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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

WEBSTER BANK, N.A., as Buyer By: /s/ Eddie Othman Name: Eddie Othman Title: Senior Managing Director

Signature Page to Amendment No. 5 to Second Amended and Restated Master Repurchase Agreement

M/I FINANCIAL, LLC, as Seller

By:    /s/ Derek J. Klutch
Name:    Derek J. Klutch
Title:     President & CEO

Signature Page to Amendment No. 5 to Second Amended and Restated Master Repurchase Agreement

ANNEX A
EXHIBIT F
FORM OF COMPLIANCE CERTIFICATE
I, ___________________, do hereby certify that I am the [duly elected, qualified and authorized] [CFO/TREASURER/FINANCIAL OFFICER] of M/I Financial, LLC (“Seller”). This Certificate is delivered to you in connection with Section 12(d)(iv) of the Second Amended and Restated Master Repurchase Agreement dated as of October 30, 2017, between M/I Financial, LLC and Webster Bank, N.A. (as amended from time to time, the “Agreement”), as the same may have been amended from time to time. Capitalized terms shall have the meaning set forth in the Agreement. I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, M/I Financial, LLC is and has been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:
Maintenance of Tangible Net Worth plus Subordinated Debt. The Seller has maintained a Tangible Net Worth* plus Subordinated Debt§ of not less than $20,000,000. A detailed summary of the calculation of the Seller’s Tangible Net Worth is set forth on Schedule 1 hereto.
Maintenance of Ratio of Indebtedness to Tangible Net Worth. The Seller has maintained the ratio of (a) Indebtedness less Subordinated Debt to (b) Tangible Net Worth plus Subordinated Debt no greater than 12:1. A detailed summary of the calculation of the Seller’s ratio of Indebtedness to Tangible Net Worth is set forth on Schedule 1 hereto.
Maintenance of Profitability. Seller has not permitted, for any Test Period, Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00. A detailed summary of the calculation of Seller’s Net Income is set forth on Schedule 1 hereto.
Guarantees. Seller has not created, incurred, assumed or suffered to exist any Guarantees, except to the extent reflected in the Seller’s Financial Statements or notes thereto.
Total Warehouse Capacity. Seller has ensured that the Maximum Purchase Price does not exceed 50% of the total aggregate maximum availability under its Warehouse Facilities (whether drawn or undrawn).
Maintenance of Liquidity. The Seller has maintained, as of the end of each calendar month, it has Liquidity in an amount not less than $10,000,000.
Warehouse Lines. All warehouse lines of Seller existing on the date hereof are listed on Schedule 3 hereto.
Limitation on Dividends and Distributions. Upon the occurrence and after the continuance of an Event of Default, Seller has not made any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of Seller, whether now or hereafter outstanding, or made any other distribution or dividend in respect of any of the foregoing or to any shareholder or equity owner of Seller, either directly or indirectly, whether in cash or property or in obligations of Seller or any of its consolidated Subsidiaries.

Financial Statements. The financial statements attached fairly present in all material respects the financial condition and results of operations of Seller and its consolidated Subsidiaries and the financial condition and results of operations of Seller, in accordance with GAAP, consistently applied, as at the end of, and for, the calendar month ending on [DATE] (subject to normal year-end adjustments).
Originations. Attached hereto as Schedule 2 is a true and correct summary of all Mortgage Loans originated by Seller for the calendar month ending [DATE] and for the year to date ending [DATE].
Documentation. Seller has performed the documentation procedures required by its operational guidelines with respect to endorsements and assignments, including the recordation of assignments, or has verified that such documentation procedures have been performed by a prior holder of such Mortgage Loan.
Compliance. Seller has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Agreement and the other Program Documents to be observed, performed and satisfied by it. [If a covenant or other agreement or condition has not been complied with, Seller shall describe such lack of compliance and provide the date of any related waiver thereof.]
Regulatory Action. Seller is not currently under investigation or, to best of Seller’s knowledge, no investigation by any federal, state or local government agency is threatened. Seller has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact Seller’s business. [If so, Seller shall describe the situation in reasonable detail and describe the action that Seller has taken or proposes to take in connection therewith.]
No Default. No Default or Event of Default has occurred or is continuing. [If any Default or Event of Default has occurred and is continuing, Seller shall describe the same in reasonable detail and describe the action Seller has taken or proposes to take with respect thereto, and if such Default or Event of Default has been expressly waived by Buyer in writing, Seller shall describe the Default or Event of Default and provide the date of the related waiver.]

IN WITNESS WHEREOF, I have set my hand this _____ day of ________, ________.
M/I Financial, LLC
By:
Name:
Title:

SCHEDULE 1 TO OFFICER’S COMPLIANCE CERTIFICATE
CALCULATIONS OF FINANCIAL COVENANTS

As of the month ended: [Date]

Covenant	Actual	Requirement	Compliance (Y/N)
TNW (including Sub Debt)*		$20,000,000
Leverage**		12:1
Annual Profitability ***		>1
Liquidity ****		$10,000,000
Total Warehouse Covenant*****		< 50% of Maximum Purchase Price

*
TNW Calculation

Book Net Worth
Less:
Prepaid Expenses
Intercompany Receivables
Employee Receivables
Restricted Cash
Deposits
Goodwill
Other
Tangible Net Worth

**

Leverage:
Indebtedness (excluding Sub Debt)
TNW (including Sub Debt)

***

Net Income:
Monthly
As of Most Recent Year

****

Liquidity:
Unrestricted Cash
Cash Equivalents
Available Borrowing Capacity

*****

Total Warehouse Covenant
Total Warehouse Lines
50% of Maximum Purchase Price

SCHEDULE 2 to OFFICER’S COMPLIANCE CERTIFICATE

PRODUCTION INFORMATION (banked)

	Monthly	Year to Date
Conventional Conforming
FHA/VA
Agency High Balance
Jumbo
TOTAL
% Refinance
% Purchase
% Retail
% Wholesale

SCHEDULE 3 to OFFICER’S COMPLIANCE CERTIFICATE

WAREHOUSE LINES

	Line Amount	Amount Outstanding	Expiration Date
Webster Bank, N.A.
Comerica Bank